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                                                                     EXHIBIT 4.3

                               FMC GOLD COMPANY

                  1988 LONG-TERM INCENTIVE COMPENSATION PLAN
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                      (As amended through April 29, 1992)

I.   Purpose. The 1988 Long-Term Incentive Compensation Plan is intended to help
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     maintain and develop strong management through ownership of shares of the
     Company by Key Employees of the Company and certain of its affiliates and through incentive awards, in addition to salaries, for recognition of efforts and accomplishments which contribute materially to the long-term success of the Company's business interests.

II.  Definitions.  Except where the context otherwise indicates, the following
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     definitions apply:

     "Affilitate" means any employer more than 50 percent of whose voting stock is owned directly or indirectly by the Company or which owns more than 50% of the Company.

     "Award" means a Stock Option, Restricted Stock, Performance Award, or other incentive award under this Plan.

     "Award Period" means the period of time specified by the Granting Authority in an Award.

     "Board"  means the Board of Directors of the Company.

     "Committee"  means the Compensation Committee of the Board.

     "Common Stock"  means the Common Stock, par value $.01, of the Company.

     "Company"  means FMC Gold Company, a Delaware corporation.

     "Consolidated Group" with respect to any year, means the group consisting of the Company and those Affiliates whose financial results for that year are consolidated with those of the Company and included in the Company's annual report to its stockholders.

     "Covered Employer" means the Company or any Affiliates, in the Consolidated Group, at least 95
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     percent of whose voting stock is owned directly or indirectly by the
     Company.

     "Date of Grant" means the date on which an Award is granted as specified in the Grant.

     "Designated Beneficiary" means the person designated by the Grantee of an Award hereunder to be entitled, on the death of the Grantee, to any remaining rights arising out of such Award. Such designation will be the beneficiary designated under the Company's group life insurance plan unless the Grantee names another beneficiary in accordance with such regulations as the Granting Authority may establish.

     "Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Grantee was employed when such disability commenced.

     "Detrimental Activity" means activity that is determined in individual cases, by the appropriate authority as provided for pursuant to Section III, to be detrimental to the interests of the Company or of any Affiliate.

     "Eligible Employee"  means a Key Employee of a Covered Employer.

     "Employee"  means a regular employee, whether or not a director.

     "Fair Market Value" in relation to a Share as of any specific time shall mean such value as reported for stock exchange transactions determined in accordance with any applicable regulations of the Granting Authority in effect at the relevant time.

     "Grant" means the action of the Granting Authority by which an Award is made under this Plan as evidenced by the records of the Granting Authority.

     "Grantee"  means a recipient of an Award.

     "Granting Authority"  means the Committee acting under the authority of
     Section III.

     "Incentive Stock Option" hereafter sometimes called an "ISO", means a stock option meeting the requirements of the Internal Revenue Code of 1986, as amended.


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     "Key Employee"  means an employee who is a director or officer, or in a managerial, professional, or other key position as determined by the Board.

     "Nonqualified Stock Option" means a stock option granted to a Grantee which is not designated by the Granting Authority as an Incentive Stock Option.

     "Option" means a Nonqualified Stock Option or an ISO granted by the Granting Authority to an Eligible Employee under the Plan which grants certain rights to purchase a specified number of Shares from the Company subject to specified conditions.

     "Option Expiration Date" means the date on which an Option ultimately becomes unexercisable by reason of the lapse of time.

     "Performance Award"  means an Award granted pursuant to Section VI.

     "Performance Period" means the period specified by the Grant during which a Grantee's performance is to be measured.

     "Plan" means the FMC Gold Company 1988 Long-Term Incentive Compensation Plan, as it may be amended from time to time.

     "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments all as specified by the Grant.

     "Share" means a share of Common Stock issued and reacquired by the Company or previously authorized but unissued.

III. Administration.  The Plan shall be administered by the Committee, the
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     composition of which shall satisfy the provisions of Rule 16b-3 under the
     Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor to such rule. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Grantees, to determine the Awards to be granted to each Grantee, to determine the time or times when Awards will be granted, to determine the time or times and
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     the conditions subject to which any Options may be exercised, which shall include the power to accelerate the date that any Option first becomes exercisable, and to determine the time or times and the conditions subject to which any Awards may become payable, which shall include the ability to accelerate payment of any Award, provided that payment of every Performance Award shall be contingent on meeting the performance objectives established by the Committee unless the Committee shall otherwise determine pursuant to
     Section VI.1. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may cancel all or any part of an Award with the written consent of the Grantee holding such Award. In the event of any cancellation, all rights of the former Grantee in respect of such cancelled Award shall terminate. Decisions and determinations by the Committee shall be final and binding upon all persons.

IV.  Form of Awards.
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     1.  Form. Awards under the Plan may be made, at the discretion of the
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         Committee, in the form of Options, Performance Awards, Restricted Stock or in such other form as the Committee believes desirable, or any combination thereof.


     2.  Shares of Common Stock. Subject to adjustment pursuant to Section VIII,
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         the aggregate number of Shares issued in payment of Awards under the
         Plan shall not exceed 1,000,000.

V.   Options. The Granting Authority may grant Options for the purchase of a
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     number of Shares to an Eligible Employee either alone or with other Awards as the Granting Authority may deem appropriate. The terms and conditions applicable to an Option shall be as set forth in the Grant and shall be evidenced by a written option agreement not inconsistent with the Grant or this Plan.

     1.  General. With respect to each Option granted under this Plan, the
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         purchase price per share, the time at which it may become exercisable and the term of the Option shall be as specified in the Grant provided that the Granting Authority may, from time to time, extend the Option Expiration

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     Date and provided further that the purchase price per Share shall not be less than fifty percent (50%) of the Fair Market Value of a Share on the Date of Grant. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

2. Payment for Stock
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     a.  Payment for Shares purchased upon the exercise (in whole or in part) of an Option shall be made in cash, in Shares valued at the then Fair Market Value thereof, or by a combination of cash and Shares.

     b. The proceeds received by the Company from the sale or sales of Shares pursuant to the Plan will be used for general corporate purposes.

3. Termination of Employment. If a Grantee's employment with the Consolidated
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   Group is terminated for any reason whatsoever, any Option granted to the
   Grantee pursuant to the Plan and outstanding at the time, and all rights thereunder, shall wholly and completely terminate at the following date:

     a. The date on which employment terminates if such termination occurs before the date on which the Option becomes exercisable unless the termination is due to:

         (1) normal retirement under the Company's retirement plan;

         (2) early retirement at the request of the Company;

         (3) death;

         (4) disability; or

         (5) transfer to or employment by an Affiliate outside the Consolidated Group.

     b. The Option Expiration Date if termination is due to any of the reasons specified in a.(1)-(5), above.

     c. Three months after the time employment is terminated if such termination occurs on or
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          after the date on which the Option becomes exercisable and the termination is due to any reason other than the reasons specified in
          a. (1)-(5), above.

     4. Stock Rights. A Grantee, and any person or persons to whom any Option
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        shall have been transferred by will or the laws of descent and distribution, shall not have any dividend, voting or other stockholder rights by reason of a grant of an Option prior to the issuance of any Common Stock pursuant to such Option.

     5. Exchange of Options. In its discretion, the Granting Authority may grant
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        to the holder of an Option, pursuant to the Plan and subject to the voluntary surrender and the cancellation of such Option, one or more new Options having different Option prices than the Option price provided in the Option so surrendered and cancelled.

VI.  Performance Awards. Performance Awards may be issued hereunder to an
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     Eligible Employee for no cash consideration either alone or in addition to other Awards granted hereunder. The extent to which performance objectives applicable to a Performance Award have been achieved shall be conclusively determined by the Granting Authority. Performance Awards may be payable in a single payment or in installments as specified by the Grant and may be payable upon attaining performance objectives or deferred to such later date or dates as may be specified by the Grant.

     1. Right to Payment of Performance Award. The holder of a Performance Award
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        shall be entitled to receive payment of that Award only if:

        a. His or her employment with the Company and/or any Affiliate continues uninterrupted from the Date of Grant to the earlier of (1) the last day of the Award Period, (2) normal retirement under the Company's retirement plan, (3) early retirement at the request of the Company,
           (4) death or (5) Disability. Earlier termination of employment will result in automatic cancellation of the Performance Award; and

        b. The performance objective specified in the Grant has been achieved;




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        provided that the Granting Authority may, if it believes circumstances warrant such action, authorize payment in whole or in part of any Performance Award that would otherwise be forfeited pursuant to this Section.

     2. Full Payment Exceptions. A Grantee who becomes entitled to payment of a
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        Performance Award shall receive full payment of the Award except in the following cases:

        a. In the event of (1) the normal retirement, early retirement at the request of the Company, death or Disability of the Grantee before the end of the Award Period, (2) termination of employment with the Covered Company followed by employment with an Affiliate or (3) termination of employment before the end of the Award Period for any other reason where the Granting Authority authorizes payment of the Performance Award, the payment of that Award shall be prorated in the same proportion as the ratio of active service with a Covered Company during the Award Period to the term of the Award Period;

        b. No payment of a Performance Award, either full or partial, shall be made for a performance level over an Award Period less than the minimum performance level specified by the Granting Authority in the Grant except as otherwise permitted pursuant to paragraph 1, above;

        c. If the performance objective specified by the Granting Authority in the Grant is not met, a partial payment shall be made only in accordance with the terms of the Award except as otherwise permitted by the Granting Authority pursuant to paragraph 1, above.

     3. Form and Timing of Payment.
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        a. Form. Upon determination by the Granting Authority that a Grantee has
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           become entitled to payment of a Performance Award, payments shall be made to the Grantee of the Award of such portion thereof as may be payable pursuant to the Plan and the Grant, in cash, in Shares or partly in cash and partly in Shares in such proportion as the Granting Authority in its sole discretion deems

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          appropriate. Shares issued upon payment of a Performance Award may be either treasury shares, or authorized and unissued shares, or both. If payment of a Performance Award is to be made in whole or in part in Shares, the number of such Shares issuable shall be determined by dividing the Award value (or that portion to be paid in Shares) by the Fair Market Value on the last day of the Award Period.

       b. Timing. Payment of a Performance Award shall be made, without
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          interest, as soon as practicable after the end of the period which determines a Grantee's right to receive such payment and the determination of the Granting Authority as to the right to and amount thereof.

       c. Fulfillment of Conditions. As soon as practicable after the end of an
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          Award Period or after any other event that may result in entitlement to payment of a Performance Award, the Granting Authority shall determine whether all conditions to payment of the Award have been fulfilled and, if so, the amount of payment to which the Grantee is entitled and the form in which it is to be made. The Granting Authority's determination shall be final and binding on all parties. For purposes of the Plan, the date on which the Grantee becomes entitled to payment shall be the day following the (i) end of the Award Period or (ii) termination of employment or other event which determines the Grantee's entitlement to payment or (iii) the date, if any, specified for payment by the Granting Authority in its determination.

VII. Performance Objectives. In connection with any Award or combination of
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     Awards the Committee may fix and, for Performance Awards, shall fix, a
     Performance Period, the performance objectives to be achieved or method by which performance is to be measured during the Performance Period, the formula or method for valuing the Award and the maximum value of the Award, if any, all of which shall be specified in the Grant.

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VIII. Dilution and Other Adjustments. In the event of any change in the
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      outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of Shares or other similar corporate change, the Committee shall make such adjustments, if any, as in its sole discretion it deems equitable (a) in the maximum number of Shares that may be awarded under the Plan, (b) in the number or kind of Awards then held by a Grantee, (c) in the number of kind of Awards which may be awarded to any Grantee, (d) in the number of Shares subject to an Option held by any Grantee, (e) in the number of Shares that may be issued under this Plan or in payment of any Award and/or upon the exercise of any Option or (f) in the performance objectives in the Performance Period and during the Award Period from which the requisite growth rates or performance levels are calculated, such adjustments to be conclusive and binding upon all parties concerned. The Committee may also make adjustments, to the extent it deems appropriate, in the performance objectives in the Performance Period and during and after the Award Period to compensate for or reflect any significant changes which may have occurred during such Award Period in accounting practices, tax laws or other laws or regulations which alter or affect the computation of such performance objectives, or actual economic conditions, such as inflation, when contrasted with the assumptions underlying the performance objectives.

IX.  Miscellaneous Provisions.
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     1. Assignment. An Employee's rights and interests under the Plan may not be
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        assigned or transferred and are not subject to attachment, garnishment, execution or other creditor's process. Any rights with respect to an Award granted under this Plan existing after the Grantee dies are exercisable by the Grantee's Designated Beneficiary or, if there is no Designated Beneficiary, by the Grantee's personal representative.

     2. No Right to Awards or Entitlement. No Employee or other person shall
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        have any claim or right to be granted an Award under this Plan, nor shall any Grantee have a right to receive payment of an Award in any form other than as the Committee shall approve. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee or Grantee any right to be retained in

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          the employ of the Company or any Affiliate.

       3. Taxes. The Company shall have the right to deduct from payment of an
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          Award any taxes required by law to be withheld from a Grantee with respect to such payments and, in the case of Awards paid in Shares, or Shares issued upon the exercise of an Option, the Grantee or other person receiving such Shares shall be required to pay to the Company the amount of any taxes required to be withheld from a Grantee with respect to such Shares.

       4. Securities Law Compliance. Each Option granted under this Plan shall
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          be subject to the condition that such Option may not be exercised if the Committee determines that the sale of securities upon exercise of the Option may violate the Securities Act of 1933 or any other law or requirement of any governmental authority. The Company shall not be deemed by reason of the granting of any Option under this Plan to have any obligation to register the Shares subject to such Option under the Securities Act of 1933 or to maintain in effect any registration of such Shares which may be made at any time under the Securities Act of 1933.

       5. Premature Termination. The Company shall not be obligated to sell or
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          deliver Shares (or have any other obligation or liability) under any
          Award granted under this Plan if the Committee shall determine (i) that the employment of the holder of such Award with the Consolidated Group shall have been terminated for good cause, or (ii) that the holder of such Award shall have engaged or may engage in Detrimental Activity. After any such determination the holder of such Award shall have no right under such Award (regardless of whether such holder shall have delivered a notice of exercise prior to the making of such determination) to receive any payment or purchase any Shares at any time unless such determination shall be rescinded by the Committee. Any Award may be terminated entirely by the Committee at the time of or any time subsequent to a determination by the Committee under this subsection which has the effect of eliminating the Company's obligation to pay such Award or sell or deliver Shares under such Option.

       6. Severability. Whenever possible, each provision in this Plan and in
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          every Option and every Award

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          at any time granted under this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any Option or Award at any time granted under this Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Plan and every Option and Award at any time granted under this Plan shall remain in full force and effect.

       7. No Strict Construction. No rule of strict construction shall be
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          applied against the Company, the Committee, or any other person in the interpretation of any of the terms of this Plan, any Option or Award granted under this Plan or any rule or procedure established by the Committee.

X.   Cancellation of Awards. In addition to cancellation by forfeiture as a
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     result of failure to meet conditions applicable to an Award including, but not limited to, failure to complete the requisite period of employment or failure to earn payment by meeting performance objectives, the Committee may cancel all or any part of an Award with the written consent of the Grantee holding such Award. In the event of any cancellation, all rights of the former Grantee in respect of such cancelled Award shall terminate.

XI.  Amendments and Termination. The Committee may at any time amend, suspend or
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     terminate the Plan provided that no such action shall adversely affect any rights under any Award theretofore granted or change the growth objectives or measure of performance applicable to an Award except in accordance with
     Section VIII hereof. All Awards shall be governed by the terms of the Plan as in effect on the Date of Grant of such Awards.

XII. Effective Date of the Plan. This Plan shall become effective as of May 5,
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     1988. Awards may be granted under the Plan before it is approved by the
     Company's stockholders but no option may be exercised until, and all awards shall be contingent upon, approval of the Plan by the Company's stockholders at their next annual meeting following the effective date hereof.